Exhibit 99.2

China Organic Agriculture Acquires "Xiaoxinganling" Trademark, Announces Plans to Enter Distribution of Soybeans, Kidney Beans and Mushrooms

Company to Further Diversify its Range of Products Offered, In Addition to Acquiring an Organic Brand Name in China's Northeast

Business Wire

LOS ANGELES & LIAONING, China -- October 22, 2008

China Organic Agriculture, Inc. (OTCBB: CNOA), a diversified food products company capitalizing on China's consumer revolution, today announced plans to further diversify its range of products by entering into the distribution of soybeans, kidney beans and mushrooms. China Organic has concurrently signed an agreement to acquire the trademark "Xiaoxinganling," an organic brand name in China's northeast.

China Organic's wholly owned subsidiary, Ankang (Dalian) Agriculture Ltd., will acquire the Xiaoxinganling trademark from Jiayin County Daming Agriculture Byproducts Co. Ltd. ("Daming Agriculture"), along with the distribution channel of several premium food products. For the past seven years, Daming Agriculture has been the sole legal owner of the Xiaoxinganling trademark, which is typically associated with select soybeans, kidney beans and mushrooms.

"We are excited to announce China Organic's plans to further diversify its range of products," said Jinsong Li, Chief Executive Officer of China Organic Agriculture. "China Organic has continued to diversify through acquisitions, now offering a spectrum of premium food products that will soon include soybeans and mushrooms."

Jiayin County is located in the Xiaoxing'an Mountains and is the birthplace of the Chinese red pine. This area's green land is free of contamination and is rated as one of the finest environments for organic farming in China. Products distributed from the region generally have a strong competitive advantage in the organic food industry.

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"By acquiring the trademark China Organic aims to utilize Xiaoxinganling's brand awareness to further expand our premium line of food products," said Mr. Li. "We look forward to entering these new distribution channels for soybeans and mushrooms. China Organic is actively setting up business permits in Jiayin
County so that we may begin distributing our new product offerings."

About China Organic Agriculture

China Organic Agriculture is an active trader of agricultural products in China. The Company's high-growth business plan is designed to enable it to capitalize effectively on China's burgeoning economy and expanding class of consumers with the ability to acquire upscale products. The Company has developed an extensive distribution network throughout many of China's major cities, including Beijing, Shanghai and Nanjing, and is positioned to leverage those networks to establish broad distribution of a number of agricultural, food and related premium products. The Company has experienced significant growth since its inception in 2002 and has implemented a number of strategic initiatives to expand sales and revenues. For more information, please visit: www.chinaorganicagriculture.com

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future acquisitions, estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of China Organic Agriculture's products and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," and similar expressions are forward-looking statements. Although China Organic Agriculture Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those set forth in our reports filed with the Securities and Exchange Commission, together with the risks discussed in our press releases and other communications to shareholders issued by us from time to time, such as our ability to raise capital as and when required, the availability of raw products and other supplies, competition, the costs of goods, government regulations, and political and economic factors in the People's Republic of China in which our subsidiaries operate.